Exhibit 10.21

Execution Version

AMENDMENT NO. 1 AND WAIVER

AMENDMENT NO. 1 AND WAIVER (this “Amendment”) dated as of October 30, 2009 under the First Lien Credit Agreement dated as of January 16, 2008 (the “Credit Agreement”) among Global Geophysical Services, Inc. (the “Borrower”), the Lenders party thereto and Credit Suisse, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”, and together with the Administrative Agent, the “Agent”).

WHEREAS, the Borrower has informed the Agent and the Lenders that the Borrower proposes to conduct a Qualifying IPO (as defined below); and

WHEREAS, the Borrower has requested the Agent and the Lenders to amend the Credit Agreement as set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.  Defined Terms; References.  Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

SECTION 2.  Amendments to the Credit Agreement.

(a)           The definition of “Alternate Base Rate” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the LIBO Rate, at approximately 11:00 a.m. (London time) two Business Days prior to such day, for dollar deposits being delivered in the London interbank market for a term of one month commencing on such day, plus 1% (for the avoidance of doubt, the LIBO Rate shall be determined taking into account clause (a) of the definition thereof).  If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, as the case may be.

(b)           The definition of “Applicable Percentage” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Applicable Percentage” shall mean, for any day (a) with respect to any Eurodollar Term Loan, 5.25% per annum, (b) with respect to any ABR Term Loan, 4.25% per annum and (c) with respect to any Eurodollar Revolving Loan or ABR Revolving Loan, the applicable percentage set forth below under the caption “Eurodollar Spread—Revolving Loans” or “ABR Spread—Revolving Loans”, as the case may be, based upon the Total Leverage Ratio as of the relevant date of determination:

Total Leverage Ratio	Eurodollar Spread – Revolving Loans	ABR Spread - Revolving Loans
Category 1
Equal to or greater than 2.00 to 1.00	5.25%	4.25%
Category 2
Equal to or greater than 1.75 to 1.00, but less than 2.00 to 1.00	4.75%	3.75%
Category 3
Equal to or greater than 1.50 to 1.00, but less than 1.75 to 1.00	4.50%	3.50%
Category 4
Equal to or greater than 1.25 to 1.00, but less than 1.50 to 1.00	4.25%	3.25%
Category 5
Less than 1.25 to 1.00	4.00%	3.00%

Each change in the Applicable Percentage resulting from a change in the Total Leverage Ratio shall be effective with respect to all Loans and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.01(a) or 5.01(b) and Section 5.01(d), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change.   Notwithstanding the foregoing, until the Borrower shall have delivered the financial statements and certificates required by Section 5.01(a) and Section 5.01(d), respectively, for the period ended March 31, 2008, the Total Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage.  In addition, (a) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.01(a) or 5.01(b) and Section 5.01(d), respectively, or (b) at any time after the occurrence and during the continuance of an Event of Default, the Total Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage.   In the event that any financial statement or Compliance Certificate delivered pursuant to Section 5.01(a), 5.01(b) or 5.01(d) is inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage for any period (an “Applicable Period”) than the Applicable Percentage applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected financial statement and a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Percentage shall be determined based on the corrected Compliance Certificate for such Applicable Period, and (iii) the Borrower shall immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Percentage for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.19.  The provisions of the immediately preceding sentence shall not limit the rights of the Administrative Agent or the Lenders with respect to Section 2.07 and Article 7 hereof.

(c)           The definition of “LIBO Rate” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the greater of (a) 3.00% per annum and (b) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative

Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m.  (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

(d)           Section 1.01 of the Credit Agreement is amended by adding the following new defined terms thereto in their respective appropriate alphabetical order:

“First Amendment Effective Date” means October 30, 2009.

“Qualifying IPO” shall mean the issuance by the Borrower of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act of 1933 (whether alone or in connection with a secondary public offering) resulting in gross proceeds to the Borrower of at least $75,000,000.

“Repricing Transaction” shall mean the prepayment or refinancing of all or any portion of the Term Loans substantially concurrently with the incurrence by the Borrower or any of its Subsidiaries of any long-term debt bank financing with the purpose of obtaining lower cost of financing than, or any amendment to this Agreement that has or could have the effect of reducing, the effective yield (taking into account, for example, the interest rate margins, any interest rate floor and original issue discount) then applicable to the Term Loans.

(e)           Section 2.05 of the Credit Agreement is amended by inserting the following as a new clause (e) immediately following clause (d) thereof:

(e)           Notwithstanding anything to the contrary in Section 2.12, upon any prepayment or repricing of the Term Loans as part of a Repricing Transaction on or prior to the first anniversary of the First Amendment Effective Date, the Borrower shall pay a prepayment premium equal to 1.0% of the principal amount of Term Loans prepaid or repriced pursuant to such Repricing Transaction. All such premium payments shall be paid to the Administrative Agent for the ratable benefit of the affected Lenders (including any Lender that is required to assign its Term Loans pursuant to Section 2.21 in connection with any Repricing Transaction).

(f)            Section 6.16 of the Credit Agreement is amended and restated in its entirety to read as follows:

Section 6.16.  Total Leverage Ratio.  As of any fiscal quarter end, permit the Total Leverage Ratio to exceed (i) if such fiscal quarter end occurs on or prior to the end of the fiscal quarter in which a Qualifying IPO is consummated, the corresponding ratio set forth in the table below:

Fiscal Quarter Ending	Ratio
March 31, 2008	3.00 : 1.00
June 30, 2008	2.75 : 1.00
September 30, 2008	2.50 : 1.00
December 31, 2008	2.25 : 1.00
March 31 2009 and June 30, 2009	2.00 : 1.00
September 30, 2009 through September 30, 2010	2.25 : 1.00
December 31, 2010 and March 31, 2011	2.00 : 1.00
June 30, 2011	1.70 : 1.00
September 30, 2011	1.60 : 1.00
December 31, 2011 and each fiscal quarter end thereafter	1.50 : 1.00; or

(ii)           if such fiscal quarter end occurs after the end of the fiscal quarter in which a Qualifying IPO is consummated, 1.50 : 1.00.

(g)           Section 7.02 of the Credit Agreement is amended as follows: (i) the phrase “(and no greater than)” is deleted and replaced with “(and, except as set forth in clause (w) of the proviso below, no greater than)” and (ii) the following is inserted as a new clause (w) of the proviso thereof:

(w) if in any instance the amount necessary to cure the relevant failure is less than $5,000,000, then the persons exercising the right to cure set forth above in such instance shall contribute at least $5,000,000 in the aggregate in cash to the common equity of the Borrower in such instance (it being agreed, however, that only the amount necessary to cure such failure shall be considered the “Specified Equity Contribution” for purposes of this Section and that no portion of such contribution shall be taken into account in determining the Equity Proceeds Available Amount at any time),

SECTION 3.  Limited Waivers.  At the request of the Borrower, the Required Lenders hereby waive:

(i)    any Default or Event of Default that may have occurred or be continuing as of the date hereof under Section 7.01(d) of the Credit Agreement as a result of any failure by the Borrower to comply with the provisions of Section 6.16 of the Credit Agreement solely in respect of the fiscal quarter ended on September 30, 2009; and

(ii)   any Default or Event of Default that may have occurred or be continuing as of the date hereof under Section 7.01(c) of the Credit Agreement solely as a result of any representation or warranty contained in any Borrowing Request delivered to the Administrative Agent pursuant to Section 2.03 of the Credit Agreement after September 30, 2009 and prior to the date hereof being false or misleading solely as a result of the existence of any Default or Event of Default described in clause (i).

The waivers granted pursuant to this Section 3 shall be limited precisely as written, and shall not extend to any Default or Event of Default under any other provision of the Credit Agreement or any other Loan Document.

SECTION 4.   Representations of the Borrower.  The Borrower represents and warrants that, after giving effect to this Amendment (including the waivers contemplated by Section 3), (i) the representations and warranties set forth in Article 3 of the Credit Agreement and in each other Loan Document will be true on and as of the date hereof and (ii) no Default or Event of Default will have occurred and be continuing on such date.

SECTION 5.  Consent.  Each Lender party hereto hereby consents to the amendment of the Second Lien Credit Agreement substantially in the form attached hereto as Exhibit A.

SECTION 6.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 7.  Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 8.  Effectiveness.  (a) This Amendment shall become effective on the first date on which the Administrative Agent shall have received:

(i)    counterparts hereof signed by the Required Lenders and the Borrower (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

(ii)   with respect to each Lender that shall have delivered a signed counterpart hereof to the Administrative Agent as set forth in clause (i) above at or prior to 5:00 pm, New York City time, on October 30, 2009, an amendment fee payable by the Borrower for the account of such Lender in an amount equal to 0.50% of the sum of such Lender’s Revolving Credit Commitment (whether used or unused) and the principal amount of such Lender’s outstanding Term Loans;

(iii)  an executed consent (which may be part of the amendment referred to in Section 5 hereof) of the Required Lenders under and as defined in the Second Lien Credit Agreement to the terms hereof; and

(iv)  payment in full of all fees and expenses payable by the Borrower pursuant to Section 9.05 of the Credit Agreement or otherwise, including the fees and expenses of Davis Polk & Wardwell LLP, counsel to the Administrative Agent.

(b)        For the avoidance of doubt, the interest rates set forth in the definition of “Applicable Percentage” shall take effect immediately upon the effectiveness of this Amendment.

(c)        Except as expressly set forth herein, the waivers contained herein shall not constitute a waiver of any term or condition of the Credit Agreement or any other Loan Document, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

GLOBAL GEOPHYSICAL SERVICES, INC., as Borrower

By:
Name:
Title:

Signature Page to Amendment No. 1 and Waiver under the First Lien Credit Agreement

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent and as Lender

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Amendment No. 1 and Waiver under the First Lien Credit Agreement

[LENDER], as Lender

By:
Name:
Title:

Signature Page to Amendment No. 1 and Waiver under the First Lien Credit Agreement